Exhibit 10.1

2023 OMNIBUS STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCOPHILLIPS

(As Established Effective May 16, 2023)

RECITALS

ConocoPhillips, a Delaware Corporation (the “Company”), has established and maintained the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, effective May 13, 2014 (together with other stock incentive plans established and maintained by ConocoPhillips or its subsidiaries or predecessors under which compensatory awards are outstanding or under which shares have been reserved but not yet used, such plans being set forth in the definition in Section 3 as the “Prior Plans”).

Effective May 16, 2023, upon shareholder approval, ConocoPhillips hereby establishes the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (the “Plan”). As of the effective date of the Plan, no new awards shall be granted under the Prior Plans.

1.	Plan. The Plan is adopted by the Company to reward certain Employees and Non-employee Directors of the Company and its Subsidiaries (as defined below) by providing for certain cash benefits and by enabling them to acquire shares of Common Stock.

2.	Objectives. The purpose of the Plan is to further the interests of the Company, its Subsidiaries, and its shareholders by providing incentives in the form of Awards (as defined below) to Employees and Non-employee Directors who can contribute materially to the success and profitability of the Company and its Subsidiaries. Such Awards will recognize and reward outstanding performances and individual contributions and give participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such participants in the Company’s continued success and progress. The Plan will also enable the Company and its Subsidiaries to attract and retain high-quality employees and directors.

3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means one or more Employee Award Agreements or Director Award Agreements, which agreements may be in electronic form, at the Company’s discretion.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Board Adoption Date” means February 15, 2023, the date the Plan was adopted by the Board.

“Cause” shall have the meaning ascribed thereto in the applicable Award Agreement.

“Change of Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee or any committee designated pursuant to Section 7.

“Common Stock” means shares of common stock, par value $.01 per share, of ConocoPhillips or any successor securities to such shares.

“Compensation Committee” means the Human Resources and Compensation Committee of the Board or any successor committee of the Board that is designated by the Board to administer certain portions of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly, in combination, or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Non-employee Director setting forth the terms, conditions, and limitations applicable to a Director Award.

“Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries or an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions, and limitations applicable to an Employee Award.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the relevant time (as determined under procedures established by the Committee), (B) if the Common Stock is not so listed but is publicly traded, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by OTC Markets Group Inc., or (C) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose in accordance with the requirements of section 409A of the Code, or (ii) if applicable and taking into account the requirements of section 409A of the Code, the price per share as determined in accordance with the terms, conditions, and limitations set forth in an Award Agreement, or (iii) if applicable and taking into account the requirements of section 409A of the Code, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan and as approved by the Committee.

“Good Reason” shall have the meaning ascribed thereto in the applicable Award Agreement.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in section 422 of the Code.

“Non-employee Director” means an individual serving as a member of the Board who is not an Employee.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which right may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or a Director to whom an Award has been granted under the Plan.

“Performance Award” means an award made pursuant to the Plan that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plans” means the following plans (none of which have shares available for new awards after the Shareholder Approval Date of the Plan):

1.	1986 Stock Plan of Phillips Petroleum Company
2.	1990 Stock Plan of Phillips Petroleum Company
3.	Annual Incentive Compensation Plan of Phillips Petroleum Company
4.	Incentive Compensation Plan of Phillips Petroleum Company
5.	Omnibus Securities Plan of Phillips Petroleum Company
6.	Phillips Petroleum Company Stock Plan for Non-Employee Directors
7.	2002 Omnibus Securities Plan of Phillips Petroleum Company
8.	1998 Stock and Performance Incentive Plan of ConocoPhillips
9.	1998 Key Employee Stock Performance Plan of ConocoPhillips
10.	Burlington Resources Inc. 1993 Stock Incentive Plan
11.	Burlington Resources Inc. 1997 Stock Incentive Plan
12.	Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors
13.	Burlington Resources Inc. 2002 Stock Incentive Plan
14.	2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips
15.	2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips
16.	2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips
17.	2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips

“Qualifying Termination” shall mean a termination of Participant’s employment with or service to the Company or any of its Subsidiaries by the Company or Subsidiary without Cause or by the Participant for Good Reason, in each case on or after the date of a Change of Control and on or before the second anniversary of the Change of Control.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Shareholder Approval Date” shall mean the date the Company’s shareholders approve the Plan.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital, or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Ten Percent Shareholder” means a person owning shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of section 424(f) of the Code), or parent corporation (within the meaning of section 424(e) of the Code).

4.	Eligibility.

a.	Employees. All Employees are eligible for the grant of Employee Awards under the Plan at the discretion of the Committee.

b.	Directors. Non-employee Directors are eligible for the grant of Director Awards under the Plan at the discretion of the Board.

5.       Common Stock Available for Awards. Subject to the provisions of Section 19 hereof, up to:

a.	26,000,000 shares of Common Stock are authorized for issuance under the Plan plus;

b.	10,000,000 shares of Common Stock, remaining unissued but available for awards under the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips as of the Board Adoption Date; minus

c.	the number of shares of Common Stock subject to awards granted under the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips during the period beginning on the Board Adoption Date and ending immediately prior to the Shareholder Approval Date.

The number of shares of Common Stock under outstanding awards under the Plan, or any Prior Plan that are, after the Board Adoption Date, forfeited or cancelled, expire unexercised, or are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a Participant shall again immediately become (or newly become, as applicable) available for Awards hereunder, excluding, however: (i) any shares of Common Stock subject to an award granted under the Plan or any Prior Plan that is surrendered in payment of the Grant Price of a Stock Option (or stock option granted under any Prior Plan) or in payment of taxes associated with the exercise of Stock Options or SARs granted under the Plan (or stock options or stock appreciation rights granted under any Prior Plan), (ii) any shares of Common Stock subject to a SAR granted under the Plan (or a stock appreciation right granted under any Prior Plan) that are not issued in connection with the stock settlement of the SAR (or stock appreciation right granted under any Prior Plan) upon the exercise thereof, or (iii) any shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options under the Plan (or a stock option granted under any Prior Plan). For the avoidance of doubt, shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes related an award, other than a Stock Option or a SAR (or a stock option or stock appreciation right granted under any Prior Plan), granted under the Plan, or any Prior Plan shall again immediately become (or newly become, as applicable) available for Awards hereunder.

Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange (or, if Common Stock is not principally traded on the New York Stock Exchange at such time, the securities exchange on which Common Stock is principally traded, if any) for equity compensation plans applies.

Subject to the express terms of the Plan, the Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time-to-time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems, to ensure that shares of Common Stock are available for issuance pursuant to Awards.

No more than 36,000,000 shares of Common Stock shall be available for Incentive Stock Options.

Shares of Common Stock which may be granted under Awards may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

6.	Administration.

a.	The Plan shall be administered by the Committee, except as otherwise provided herein.

b.	Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to interpret and administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

c.	No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

d.	No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

e.	The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards.

f.	No Option or Stock Appreciation Right may be repriced, replaced, or regranted through cancellation or modified without shareholder approval (except as contemplated in Section 19 of the Plan), if the effect would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right.

g.	No Option or Stock Appreciation Right may be bought back with cash without shareholder approval.

7.	Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board, or one or more officers of the Company, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish consistent with section 157(c) of the Delaware General Corporation Law, if applicable. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under the Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan.

8.	Employee Awards.

a.	The Committee shall determine the type or types of Employee Awards to be made under the Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may, in the discretion of the Committee, be embodied in an Employee Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination, or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of (subject to the last two sentences of Section 17), or as alternatives to, grants or rights under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Subject to the immediately following Clauses i. and ii., an Employee Award may provide for the grant or issuance of additional, replacement, or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced in Clause v. below, and other comparable measurements of performance. Employee Awards are subject to the limitations set forth in Section 10 and 11. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Notwithstanding the foregoing, any Award that constitutes a “stock right” within the meaning of section 409A of the Code shall only be granted to Participants with respect to whom the Company is an “eligible issuer of service recipient stock” under section 409A of the Code.

i.	Options. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date, provided that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Grant Price shall be no less than 110 percent of the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date, provided that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term shall extend no more than five years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Employees pursuant to the Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option, and the date or dates upon which they become exercisable, shall be determined by the Committee.

ii.	Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to the Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

iii.	Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions, and limitations applicable to any Stock Awards granted pursuant to the Plan shall be determined by the Committee.

iv.	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to the Plan shall be determined by the Committee.

v.	Performance Awards. Without limiting the type or number of Employee Awards that may be made under the other provisions of the Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions, and limitations applicable to any Performance Awards granted to Participants pursuant to the Plan shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid to the Participant and/or the portion of an Award that may be exercised.

9.	Director Awards.

a.	The Board may grant Director Awards to Non-employee Directors of the Company from time to time in accordance with this Section 9 and subject to the limitations in Section 10 and 11. Director Awards may consist of those listed in this Section 9 and may be granted singly, in combination, or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

i.	Options. A Director Award may be in the form of an Option; provided that Options granted as Director Awards are not Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Section 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

ii.	Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Non-employee Directors pursuant to the Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

iii.	Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Non-employee Director pursuant to the Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

iv.	Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of the Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions, and limitations applicable to any Performance Awards granted to a Non-employee Director pursuant to the Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid to the Non-employee Director and/or the portion of an Award that may be exercised.

c.	Each Non-employee Director may have the option to elect to receive shares of Common Stock, including Restricted Stock or Restricted Stock Units, as prescribed by the Board, in lieu of all or part of the compensation otherwise payable by the Company to such Non-employee Director.

10.	Award Limits. The following limits shall apply to grants of all Awards under the Plan:

a.	Options or SARs: The maximum aggregate number of shares of Common Stock that may be subject to Options or SARs (including Options or SARs that are granted as Performance Awards) granted in any calendar year to any one Participant shall be 5,000,000.

b.	Stock Awards: The maximum aggregate number of shares of Common Stock that may be subject to Stock Awards, including Stock Awards that are granted as target Performance Awards, granted in any calendar year to any one Participant shall be 4,000,000.

c.	Cash Awards: The maximum aggregate value of Cash Awards granted in any calendar year to any one Participant shall be $30,000,000.

d.	Non-Employee Directors: In addition to any other limitations set forth in this Section 10, Director Awards granted under the Plan during any calendar year to any one Participant, other than an executive chairman, shall be limited to an aggregate number of shares of Common Stock having a Fair Market Value on the grant date not to exceed $800,000.

11.	Minimum Vesting. No portion of any Employee Options, SARs or Stock Awards shall be subject to a vesting period of less than one year from the applicable Grant Date, and no portion of any Performance Awards shall be subject to a performance period of less than one year. These minimum vesting and performance periods will not apply in connection with: (i) a Change of Control, (ii) a termination of employment or other service due to death, disability, layoff, or retirement, (iii) a substitute Award that does not reduce the vesting period of the Award being replaced; (iv) an Award made in payment of our exchange for other compensation already earned and payable, and (v) outstanding, exercised, and settled Awards involving an aggregate number of shares not in excess of 5% of the Plan’s share reserve.

12.	Change of Control. Notwithstanding any other provisions of the Plan, including Sections 8 and 9 hereof, in the event of a Change of Control during a Participant’s employment (or service as a Non-employee Director) with the Company or one of its Subsidiaries, Awards made pursuant to the Plan on or after the Stockholder Approval Date shall be treated as set forth in this Section 12.

a.	Awards that are not assumed or substituted by the successor or surviving entity, or a parent or subsidiary thereof, shall automatically vest and become exercisable and non-forfeitable, in full, immediately prior to the Change of Control, or at such earlier time as the Committee may provide, with Performance Goals under Performance Awards deemed satisfied at the greater of the actual level of performance (if determinable) or 100% of target.

b.	Awards that are assumed or substituted by the successor or surviving entity, or a parent or subsidiary thereof, shall continue in accordance with the definitive agreement that contemplates the transaction that results in the Change of Control, and vesting and exercisability of such Awards shall not be accelerated solely as a result of the Change of Control; provided, however, that if the Participant undergoes a Qualifying Termination, (i) to the extent provided in the Award Agreement each Award granted under the Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse, (ii) each Award that is an Option or SAR, shall remain exercisable until the expiration of the term of the Award or, if the Participant should die before the expiration of the term of the Award and the Award is an Incentive Stock Option, until the earlier of (a) the expiration of the term of the Incentive Stock Option or (b) two (2) years following the date of the Participant’s death and (iii) to the extent provided in the Award Agreement each Performance Award will immediately vest with applicable Performance Goals deemed satisfied at the greater of the actual level of performance at such time (if determinable) or 100% of target.

c.	With respect to any Stock Unit or Restricted Stock Unit or other Award that constitutes a “nonqualified deferred compensation plan” within the meaning of section 409A of the Code, the timing of settlement of such Stock Unit or Restricted Stock Unit or other Award pursuant to Section 12(a) or Section 12(b) shall, subject to Section 25, be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change of Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of section 409A(a)(2)(A)(v) of the Code.

13.	Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans; modified vesting, settlement, and option exercise procedures; and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

14.	Payment of Awards.

a.	General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

b.	Deferral. With the approval of the Committee and in a manner which is intended to either (i) comply with section 409A of the Code or (ii) not cause an Award to become subject to section 409A of the Code, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures or a plan, program, or other arrangement established by the Company or a Subsidiary in a manner which is intended to either (i) comply with section 409A of the Code or (ii) not cause an Award to become subject to section 409A of the Code, and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

c.	Dividends, Earnings, and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards. No dividends or Dividend Equivalents may be paid in respect of any unearned Performance Award, provided that, in the discretion of the Committee, dividends or Dividend Equivalents may be accrued or reinvested in additional Performance Awards and paid or settled at the time that the underlying Performance Award is settled. No dividends or Dividend Equivalents may be paid in respect of any Option or SAR.

d.	Substitution of Awards. Subject to Sections 17 and 19, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, provided that, without the Participant’s consent, such substitution may not be offered in a manner which would result in accelerated or additional tax to the Participant pursuant to section 409A of the Code.

e.	Cash-out of Awards. Subject to Section 17, at the discretion of the Committee (or the discretion of the Board in the case of a Director Award), an Award may be settled by a cash payment in an amount that the Committee (or the Board in the case of a Director Award) shall determine in its sole discretion is equal to the fair market value of such Award (which, in the case of an Option or SAR, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

f.	Clawback or Recoupment. Notwithstanding any other provisions in the Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policy that may be adopted and/or modified from time to time (any such policy, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with a Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by a Clawback Policy, as in effect or as may adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

15.	Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event the Committee allows shares of Restricted Stock to be tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may also provide that an Option may be exercised by a “net-share settlement” method for exercising outstanding Nonqualified Stock Options, whereby the exercise price thereof and/or any minimum required tax withholding thereon are satisfied by withholding from the delivery of the shares as to which such Option is exercised a number of shares having a Fair Market Value equal to the applicable exercise price and/or the amount of any minimum required tax withholding, canceling such withheld number, and delivering the remainder. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 15.

An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained, rounded down to the nearest whole share, by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

16.	Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold (at up to the minimum required tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost, in accordance with Company policy as authorized by the Committee), at the time of delivery or vesting of cash or shares of Common Stock under the Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, to the extent not otherwise prohibited by law (including, without limitation, the Sarbanes-Oxley Act of 2002), on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

17.	Amendment, Modification, Suspension, or Termination of the Plan. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary but subject to the adjustment provisions of Section 19, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan (i) will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option or SAR, and (ii) as to which the Fair Market Value of the Common Stock subject thereto is less than or equal to the Grant Price thereof may not be substituted for pursuant to Section 14(d) or cashed out pursuant to Section 9(c) or Section 14(e).

18.	Assignability. Unless otherwise determined by the Committee and provided in an Award Agreement or the terms of an Award, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except by will, by beneficiary designation on a form acceptable to the Committee, or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or the regulations thereunder. In the event that a beneficiary designation on a form acceptable to the Committee conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 18 shall be null and void. Any permitted transfer of an Award hereunder shall be without consideration, except as required by applicable law.

19.	Adjustments.

a.	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.	In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number and kind of shares of Common Stock or other securities reserved under the Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 5, (ii) the number and kind of shares of Common Stock or other securities covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the limitations set forth in Section 10, as applicable, shall each be proportionately adjusted by the Board as the Board deems appropriate, in its sole discretion, to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Common Stock or other securities reserved under the Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 5 and (y)(i) the number and kind of shares of Common Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the limitations set forth in Section 10, as applicable, to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award. Any adjustment under this Section 19(b) need not be the same for all Participants.

c.	Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 19 to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to section 409A of the Code; (ii) any adjustments made pursuant to Section 19 to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 19 to the extent the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

20.	Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. A Participant shall not exercise or settle any Award granted hereunder, and the Company or any Subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award, if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made constitutes a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

21.	Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under the Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third-party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of the Plan or Awards hereunder, nor shall the Company, a Subsidiary, the Board, or the Committee be deemed to be a trustee of any benefit to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor a Subsidiary nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

22.	No Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

23.	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

24.	Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

25.	Section 409A. It is the intention of the Company that Awards granted under the Plan either (i) shall not be “nonqualified deferred compensation” subject to section 409A of the Code or (ii) shall meet the requirements of section 409A of the Code such that no Participant shall be subject to accelerated or additional tax pursuant to section 409A of the Code in respect thereof, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any other provision of the Plan to the contrary, any payments (whether in cash, shares of Common Stock, or other property) with respect to any Award that constitutes “nonqualified deferred compensation” subject to section 409A of the Code, to be made upon a Participant’s termination of employment shall, to the extent necessary to avoid taxes under section 409A(a)(2)(B)(i) of the Code, be made no earlier than (A) the first day of the seventh month following the Participant’s “separation from service” (within the meaning of section 409A of the Code) and (B) the Participant’s death if at the time of such separation from service the Participant is a “specified employee,” within the meaning of section 409A of the Code (as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to section 409A of the Code). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with section 409A of the Code and makes no undertaking to preclude section 409A of the Code from applying to any such payment. Participants shall be solely responsible for the payment of any taxes or penalties incurred under section 409A of the Code.

26.	Effectiveness and Term. The Plan will be submitted to the shareholders of the Company for approval at the 2023 annual meeting of the shareholders, and the effectiveness of the Plan shall be subject to such approval. No Award shall be made under the Plan 10 years or more after such Shareholder Approval Date. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the Board Approval Date. Notwithstanding anything herein to the contrary, any and all outstanding awards granted under the Prior Plans shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan under which such award was granted and as are in effect as of the date the Plan is effective.

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Section 12 of the foregoing Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

a.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

b.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

c.	such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting, or to inspect corporate books and records), or otherwise giving an authorization (within the meaning of section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring on or after May 16, 2023:

a.	any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding solely as a result of (i) any acquisition directly from the Company or (ii) any acquisition by a Person pursuant to a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition;

b.	individuals who, as of May 16, 2023, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 16, 2023 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

c.	the Company shall consummate a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such Business Combination; or

d.	the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Exchange Act” shall have the meaning set forth in the foregoing Plan.

“Exempt Person” shall mean any of the Company, any entity controlled by the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of May 16, 2023 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.